Exhibit 99.2

Contact: Richard E. Moran Jr. Executive Vice President	FOR RELEASE: July 24, 2007

and Chief Financial Officer

(310) 481-8483

or

Tyler H. Rose

Senior Vice President

and Treasurer

(310) 481-8484

KILROY REALTY CORPORATION REPORTS

SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, July 24, 2007 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2007 with net income available for common stockholders of $13.1 million, or $0.40 per share, compared to $18.0 million, or $0.58 per share, in the second quarter of 2006. Revenues from continuing operations in the second quarter totaled $64.6 million, up from $62.6 million in the prior year’s second quarter. Funds from operations (FFO) for the period totaled $26.7 million, or $0.77 per share, compared to $37.6 million, or $1.11 per share, in the year-earlier period. Last year’s second-quarter results included proceeds from an early lease termination totaling $9.8 million, or $0.29 per share.

For the first six months of 2007, KRC reported net income available to common stockholders of $29.6 million, or $0.91 per share, compared to $31.5 million, or $1.04 per share, in the first half of 2006. Revenues from continuing operations in the six-month period totaled $128.6 million, up from $124.6 million in the same period of 2006. FFO in the first half of 2007 totaled $52.7 million, or $1.52 per share, compared to $64.4 million, or $1.94 per share, in first half of 2006.

All per-share amounts in this report are presented on a diluted basis.

KRC currently has five projects under construction, all located in coastal submarkets of central San Diego County. These five projects encompass eight buildings totaling approximately 1.1 million rentable square feet and are 82% pre-leased. In the aggregate, they represent a total estimated investment of approximately $359 million, of which $256 million has been spent to date.

The company also has two redevelopment projects underway, a 107,000 square-foot property in Los Angeles County and a two-building, 104,500 square-foot property located along the I-15 corridor in central San Diego County. The two projects represent a total estimated incremental investment of approximately $25 million, of which $13 million has been spent to date. They are 39% pre-leased.

“Market conditions for commercial real estate in Southern California remain sound, with solid demand and limited supply supporting rent increases across much of our portfolio,” said John B. Kilroy, Jr., president and chief executive officer of KRC. “Our development program remains on track, with approximately 1.3 million square feet of development and re-development projects underway, 76% of which is pre-leased,” he said.

Updated earnings guidance for 2007 will be discussed by KRC management during the company’s July 25, 2007 earnings conference call. The call will begin at 10:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via the telephone can access the conference call at (800) 259-0251, reservation #79084582. A replay of the conference call will be available via phone through August 5, 2007 at (888) 286-8010, reservation #34147086, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 1.3 million square feet in Los Angeles and San Diego counties. At June 30, 2007, the company owned 7.8 million rentable square feet of commercial office space and 3.9 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Revenues from continuing operations	$64,630	$62,607	$128,611	$124,627
Revenues including discontinued operations	$64,630	$73,450	$128,709	$136,930
Net income available for common stockholders (1)	$13,090	$17,975	$29,572	$31,502
Weighted average common shares outstanding - basic	32,371	31,049	32,360	30,249
Weighted average common shares outstanding - diluted	32,486	31,172	32,486	30,394
Net income per share of common stock - basic	$0.40	$0.58	$0.91	$1.04
Net income per share of common stock - diluted	$0.40	$0.58	$0.91	$1.04
Funds From Operations (2), (3)	$26,674	$37,630	$52,698	$64,416
Weighted average common shares/units outstanding - basic (4)	34,619	33,689	34,609	33,102
Weighted average common shares/units outstanding - diluted (4)	34,734	33,812	34,735	33,247
Funds From Operations per common share/unit - basic (4)	$0.77	$1.12	$1.52	$1.95
Funds From Operations per common share/unit - diluted (4)	$0.77	$1.11	$1.52	$1.94
Common shares outstanding at end of period			32,707	32,092
Common partnership units outstanding at end of period			2,248	2,626

Total common shares and units outstanding at end of period			34,955	34,718

	June 30, 2007	June 30, 2006
Stabilized portfolio occupancy rates:
Office	93.6%	95.9%
Industrial	91.0%	99.9%

Weighted average total	92.7%	97.4%

Los Angeles	94.2%	93.7%
Orange County	91.0%	99.0%
San Diego	93.9%	99.5%
Other	90.5%	92.7%

Weighted average total	92.7%	97.4%

Total square feet of stabilized properties owned at end of period:
Office	7,835	7,847
Industrial	3,870	4,423

Total	11,705	12,270

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2007	December 31, 2006
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$293,059	$293,059
Buildings and improvements	1,500,777	1,484,051
Undeveloped land and construction in progress	453,211	263,651

Total real estate held for investment	2,247,047	2,040,761
Accumulated depreciation and amortization	(472,302)	(443,807)

Total real estate held for investment, net	1,774,745	1,596,954
Properties held for sale, net		4,512

Total real estate assets, net	1,774,745	1,601,466
Cash and cash equivalents	11,134	11,948
Restricted cash	619	494
Funds held at qualified intermediary for Section 1031 exchange		43,794
Current receivables, net	4,715	5,890
Deferred rent receivables, net	62,515	61,929
Notes receivable	11,034	11,096
Deferred leasing costs and acquisition related intangibles, net	46,381	49,019
Deferred financing costs, net	9,702	5,100
Prepaid expenses and other assets, net	6,840	8,616

TOTAL ASSETS	$1,927,685	$1,799,352

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$400,617	$459,198
Exchangeable senior notes, net	455,630
Unsecured senior notes	144,000	144,000
Unsecured line of credit	18,000	276,000
Accounts payable, accrued expenses and other liabilities	61,497	67,729
Accrued distributions	20,610	19,610
Deferred revenue and acquisition related liabilities	52,026	25,353
Rents received in advance and tenant security deposits	17,521	19,900

Total liabilities	1,169,901	1,011,790

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638
Common units of the Operating Partnership	36,398	39,628

Total minority interests	110,036	113,266

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	327	324
Additional paid-in capital	651,659	671,484
Distributions in excess of earnings	(125,820)	(119,094)

Total stockholders’ equity	647,748	674,296

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,927,685	$1,799,352

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
REVENUES:
Rental income	$56,454	$56,171	$112,769	$111,769
Tenant reimbursements	6,225	6,241	12,784	11,726
Other property income	1,951	195	3,058	1,132

Total revenues	64,630	62,607	128,611	124,627

EXPENSES:
Property expenses	11,440	10,764	22,298	20,768
Real estate taxes	4,861	4,696	9,599	9,430
Provision for bad debts	(26)	56	(199)	567
Ground leases	502	474	1,018	993
General and administrative expenses	9,460	4,714	18,508	9,649
Interest expense	8,072	11,208	17,728	23,179
Depreciation and amortization	17,745	17,666	34,982	35,046

Total expenses	52,054	49,578	103,934	99,632

OTHER INCOME AND EXPENSE:
Interest income	371	231	990	483
Net settlement receipts on interest rate swaps		254		448
Loss on derivative instruments		(179)		(255)

Total other income	371	306	990	676

Income from continuing operations before minority interests	12,947	13,335	25,667	25,671
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(1,397)	(2,794)	(2,794)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(609)	(750)	(1,187)	(1,554)

Total minority interests	(2,006)	(2,147)	(3,981)	(4,348)

Income from continuing operations	10,941	11,188	21,686	21,323
Discontinued operations:
Revenues from discontinued operations		10,843	98	12,303
Expenses from discontinued operations		(847)	(20)	(1,567)
Net gain on dispositions of discontinued operations	4,848		13,474	5,655
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(297)	(807)	(862)	(1,408)

Total income from discontinued operations	4,551	9,189	12,690	14,983

Net income	15,492	20,377	34,376	36,306
Preferred dividends	(2,402)	(2,402)	(4,804)	(4,804)

Net income available for common stockholders	$13,090	$17,975	$29,572	$31,502

Weighted average shares outstanding - basic	32,371	31,049	32,360	30,249
Weighted average shares outstanding - diluted	32,486	31,172	32,486	30,394
Net income per common share - basic	$0.40	$0.58	$0.91	$1.04

Net income per common share - diluted	$0.40	$0.58	$0.91	$1.04

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Net income available for common stockholders	$13,090	$17,975	$29,572	$31,502
Adjustments:
Minority interest in earnings of Operating Partnership	906	1,557	2,049	2,962
Depreciation and amortization of real estate assets	17,526	18,098	34,551	35,607
Net gain on dispositions of discontinued operations	(4,848)		(13,474)	(5,655)

Funds From Operations (1), (2)	$26,674	$37,630	$52,698	$64,416

Weighted average common shares/units outstanding - basic	34,619	33,689	34,609	33,102
Weighted average common shares/units outstanding - diluted	34,734	33,812	34,735	33,247
Funds From Operations per common share/unit - basic	$0.77	$1.12	$1.52	$1.95

Funds From Operations per common share/unit - diluted	$0.77	$1.11	$1.52	$1.94

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.